UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2026

SkyWater Technology, LLC*

(Exact name of registrant as specified in its charter)

Delaware	001-40345	85-2992192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 East 86th Street Bloomington, Minnesota	55425
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 851-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	SKYT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

*

In connection with the completion of the transactions to which this Current Report on Form 8-K relates, the Registrant merged with and into SkyWater Technology, LLC (formerly known as Iris Merger Subsidiary 2 LLC), with SkyWater Technology, LLC surviving the merger.

Introductory Note

This Current Report on Form 8-K is being filed in connection with the completion of the transactions contemplated by the previously announced Agreement and Plan of Merger, dated as of January 25, 2026 (the “Merger Agreement”), by and among SkyWater Technology, Inc., a Delaware corporation (the “Company” or “SkyWater”), IonQ, Inc., a Delaware corporation (“Parent” or “IonQ”), Iris Merger Subsidiary 1 Inc., a Delaware corporation and a wholly-owned subsidiary of IonQ (“Merger Subsidiary 1”), and Iris Merger Subsidiary 2 LLC, a Delaware limited liability company and a wholly-owned subsidiary of Parent (“Merger Subsidiary 2” and together with Merger Subsidiary 1, the “Merger Subsidiaries”).

On July 31, 2026 (the “Closing Date”), pursuant to the Merger Agreement, (i) Merger Subsidiary 1 merged with and into the Company, with the Company surviving as a wholly-owned subsidiary of Parent (the “First Merger”), and (ii) immediately following the effective time of the First Merger (the “Effective Time”), the Company, as the surviving entity of the First Merger, merged with and into Merger Subsidiary 2 (the “Surviving Company”), which survived the merger as a wholly-owned subsidiary of Parent under the name SkyWater Technology, LLC (together with the First Merger, the “Mergers”).

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

Effective as of the Closing Date, the Company repaid all amounts required to be paid to discharge the Company’s existing revolving credit facility under its Amended and Restated Loan and Security Agreement, dated as of June 30, 2025, as amended through the Closing Date, among the Company, the subsidiary borrowers named therein, Siena Lending Group LLC, as agent, and the lenders named therein (collectively, the “Loan Agreement”), and terminated the Loan Agreement. No material early termination penalties were incurred by the Company in connection with the termination of the Loan Agreement.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference in this Item 2.01.

In connection with the Mergers, at the Effective Time, each share of SkyWater common stock, par value $0.01 per share (the “Common Stock”), that was issued and outstanding immediately prior to the Effective Time of the First Merger (other than any shares of Common Stock (x) owned by Parent, the Merger Subsidiaries, the Company or any of their direct or indirect wholly-owned subsidiaries or (y) for which the holder was entitled to demand and properly demanded appraisal of such shares of Common Stock pursuant to, and in compliance in all respects with, Section 262 of the Delaware General Corporation Law (the “DGCL”)) automatically converted into the right to receive (i) $15.00 in cash (the “Per Share Cash Consideration”) and (ii) 0.4883 shares of the common stock of IonQ, par value $0.0001 per share (together with the Per Share Cash Consideration, the “Merger Consideration”), plus cash in lieu of any fractional shares to which such share of Common Stock was otherwise entitled.

Additionally:

•

at the Effective Time, each outstanding option to purchase shares of Common Stock (each, a “SkyWater Option Award”) that was outstanding, whether vested or unvested, automatically converted into an option to purchase a number of shares of IonQ common stock determined by multiplying the number of shares of Common Stock subject to such SkyWater Option Award immediately prior to the Effective Time by 0.8546, and is otherwise subject to the same terms and conditions as applied immediately prior to the Effective Time;

•

at the Effective Time, each award of restricted stock units relating to shares of Common Stock held by a service provider other than a non-employee member of SkyWater’s board of directors (each, a “SkyWater Employee RSU Award”) that was outstanding, whether vested or unvested, automatically converted into a restricted stock unit award corresponding to a number of shares of IonQ common stock determined by multiplying the number of shares of Common Stock subject to such SkyWater Employee RSU Award immediately prior to the Effective Time by 0.8546, and is otherwise subject to the same terms and conditions (including any existing accelerated vesting provisions) as applied immediately prior to the Effective Time, with any related accrued but unpaid dividend equivalent rights carrying over and remaining payable in accordance with such preexisting terms; and

•

prior to the Effective Time, each award of restricted stock units relating to shares of Common Stock held by a non-employee member of SkyWater’s board of directors (each, a “SkyWater Director RSU Award”) that was outstanding, whether vested or unvested, automatically became fully vested and settled prior to the Effective Time, and any shares of Common Stock issued thereunder were treated in the same manner as all other shares of Common Stock at the Effective Time.

The description in this Current Report on Form 8-K of the Mergers and the Merger Agreement, and the other transactions contemplated thereby, does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on January 26, 2026, which is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

On the Closing Date, the Company notified the Nasdaq Capital Market (“Nasdaq”) of the consummation of the Mergers and requested that Nasdaq file a notification of removal from listing and registration on Form 25 with the SEC to effect the delisting of the Common Stock from Nasdaq and the deregistration of the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Following effectiveness of the Form 25, the Company intends to file with the SEC a certification and notice of termination of registration on Form 15 with respect to the Common Stock, requesting that the Common Stock be deregistered under Section 12(g) of the Exchange Act and that the reporting obligations of the Company with respect to the Common Stock under Sections 13(a) and 15(d) of the Exchange Act be suspended. Trading of the Common Stock on Nasdaq was halted prior to the opening of trading on the Closing Date.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and under Item 2.01, Item 3.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference in this Item 3.03.

At the Effective Time, each holder of shares of Common Stock issued and outstanding immediately prior to the Effective Time ceased to have any rights as a stockholder of the Company, other than the right to receive the Merger Consideration as set forth in the Merger Agreement.

Item 5.01	Changes in Control of Registrant.

The information set forth in the Introductory Note and under Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 5.01.

As a result of the Mergers, Parent acquired control of the Company. At the Effective Time, each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than excluded shares and shares for which appraisal was properly demanded, as described in Item 2.01 above) was cancelled and converted into the right to receive the Merger Consideration. Following the consummation of the Mergers, the Surviving Company is a wholly-owned subsidiary of Parent, and Parent beneficially owns 100% of the equity interests of the Surviving Company.

As a result of the consummation of the Mergers, a change in control of the Company occurred because the Company merged with and into the Surviving Company, which is a wholly-owned subsidiary of Parent.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note and under Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 5.02.

Pursuant to the terms of the Merger Agreement, effective at the Effective Time, each of Timothy E. Baxter, Edward M. Daly, Nancy Fares, Dennis J. Goetz, Joseph J. Humke, Andrew D. C. LaFrence, Tammy J. Miller and Loren A. Unterseher resigned as directors of the Company. These departures were not a result of any disagreement between the Company and any of the departing directors on any matter relating to the Company’s operations, policies or practices.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in the Introductory Note and under Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 5.03.

Pursuant to the Merger Agreement, at the Effective Time, (i) the Company’s Certificate of Incorporation as in effect immediately prior to the Effective Time was amended and restated in its entirety to be the certificate of incorporation of Merger Subsidiary 1 as in effect immediately prior to the Effective Time (with all references to Merger Subsidiary 1 therein automatically deemed to refer to the Company) and (ii) the Company’s Bylaws, as in effect immediately prior to the Effective Time, were amended and restated in their entirety to be the bylaws of Merger Subsidiary 1 as in effect immediately prior to the Effective Time (with all references to Merger Subsidiary 1 therein automatically deemed to refer to the Company).

Thereafter, at the Second Effective Time, the certificate of formation and the limited liability company agreement of Merger Subsidiary 2, each as in effect immediately prior to the Second Effective Time, became the certificate of formation and the limited liability company agreement of the Surviving Company.

Copies of the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, and the Surviving Company’s Certificate of Formation and Limited Liability Company Agreement are filed as Exhibits 3.1, 3.2, 3.3 and 3.4, respectively, hereto and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of January 25, 2026, among IonQ, Inc., Iris Merger Subsidiary 1 Inc., Iris Merger Subsidiary 2 LLC and SkyWater Technology, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of SkyWater Technology, Inc. filed on January 26, 2026).

3.1	Amended and Restated Certificate of Incorporation of SkyWater Technology, Inc.

3.2	Amended and Restated Bylaws of SkyWater Technology, Inc.

3.3	Certificate of Formation of SkyWater Technology, LLC (f/k/a Iris Merger Subsidiary 2 LLC), as amended.

3.4	Limited Liability Company Agreement of SkyWater Technology, LLC (f/k/a Iris Merger Subsidiary 2 LLC), as amended.

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SkyWater Technology, LLC

By:	/s/ Thomas J. Sonderman
Name:	Thomas J. Sonderman
Title:	Chief Executive Officer

Dated: July 31, 2026

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